UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2014

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver, British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

International Tower Hill Mines Ltd. (the “Company”) previously announced the appointment of Stephen A. Lang and John J. Ellis to its Board of Directors.  At the time of their elections, the Board of Directors had not yet determined the committee(s) of the Board on which Messrs. Lang and Ellis would serve.  On February 25, 2014, the Board of Directors (1) appointed Messrs. Lang and Ellis to serve as members of the Compensation Committee, (2) appointed Messrs. Lang and Ellis to serve as members of the Technical Committee (formerly known as the Health, Occupational Safety and Environmental Committee), and (3) appointed Mr. Lang to serve as member of the Corporate Governance and Nominating Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: March 3, 2014	By:	/s/ Tom S. Q. Yip
	Name:	Tom S. Q. Yip
	Title:	Chief Financial Officer